EXHIBIT 10.3

COMMERCIAL PROMISSORY NOTE	Nexity Bank
3500 Blue Lake Drive, Suite 330
Birmingham, Alabama 35243
(877)738-6391

NOTE DATE	PRINCIPAL AMOUNT	LOAN TERM	MATURITY DATE
February 6, 2007	$400,000.00	12 months	February 6, 2008

LOAN PURPOSE: Provide funds for bank in Organization
BORROWER INFORMATION
Home Federal Savings Bank
4405 Mundy Mill Road
Oakwood, GA 30566
NOTE. This Commercial Promissory Note will be referred to in this document as the “Note”.
LENDER. “Lender” means Nexity Bank whose address is 3500 Blue Lake Drive, Suite 330, Birmingham, Alabama 35243, its successors and assigns.
BORROWER. “Borrower” means each person or legal entity who signs this Note.
PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before the Maturity Date, the Borrower promises to pay the principal amount of Four Hundred Thousand and 00/100 Dollars ($400,000 00) or such lesser amount as shall have been advanced by Lender, from time to time, to or on behalf of Borrower under the terms of this Note, and all interest and any other charges, including service charges, to the order of lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.
PAYMENT SCHEDULE. This loan will be paid according to the following schedule: 11 consecutive payments of Interest only beginning on March 6, 2007 and continuing on the same day of each month thereafter. One final payment shall be due on the Maturity Date in an amount equal to the then unpaid principal and accrued and unpaid interest. All payments received by the Lender from the Borrower for application to the Loan may be applied to the Borrower’s obligations under the Loan in such order as determined by the Lender.
INTEREST RATE AND SCHEDULED PAYMENT CHANGES. The initial variable interest rate on this Note will be 7.250% per annum. This interest rate may change on February 7, 2007 and every day thereafter. Each date on which the interest rate may change is called the “Change Date.” Beginning with the first Change Date, Lender will calculate the new interest rate based on Wall Street Journal Prime in effect on the Change Date (the “Index”) minus 1.000 percentage points (the “Margin”). If the Index is not available at that time, Lender will choose a new Index which is based on comparable information The Index is used solely to establish a base from which the actual rate of interest payable under this Note will be calculated, and is not a reference to any actual rate of interest charged by any lender to any particular borrower. The interest rate will never be greater than 18 000% or less than 0.000%.
Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lenders sole discretion, or as otherwise allowed by applicable law. An increase in the interest rates will result in a higher payment amount. Interest on this Note is calculated on a 365/360 day basis The unpaid balance of this loan shall, while any Event of Default exists under this Note or any other agreement related to the loan, be subject to a Default Rate of interest equal to 18.000% per annum, and after Maturity, whether by acceleration or otherwise, shall be subject to a Post-Maturity Rate of interest equal to the same fixed or variable rate basis in effect before maturity.
LATE PAYMENT CHARGE. If any required payment is mare than 15 days late, then at Lender’s option, Lender will assess a late payment charge of $25.00 or 5.000% of the amount past due, whichever is greater.
PREPAYMENT PENALTY. This Note may be prepaid, in full or in part, at any time, without penalty.
ADVANCES. This is a Multiple Advance-Closed End Term Loan. The Borrower and lender agree that the Borrower may borrow up to the maximum amount of principal only one time. Principal advances will be made to the Borrower provided none of the following conditions exist:
•	Maximum amount on this Note is outstanding

•	Undersigned has breached any of the terms, provisions, representations, requirements or promises contained in this Note or any other agreement

•	Undersigned makes a request for an advance after the Maturity Date cited above

•	The Note or any other agreement relating to the extension of credit is in default

•	The Lender his deemed itself insecure or there has been a material adverse change of conditions

•	the Lender is precluded by law from making the advance
Advances under this Note may be requested orally or in writing by the Borrower or by an authorized person.
The total of any advance requested and unpaid principal cannot exceed the available principal amount. The available principal amount refers to the principal amount minus the aggregate amount of outstanding advances, accrued but unpaid interest and outstanding fees and charges.
All advances made will be charged to a loan account in Borrower’s name on Lender’s books, and the Lender shall debit in such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. The Lender shall provide to Borrower periodic statements of Borrower’s loan account, which shall be deemed to be correct, accepted by, and binding upon Borrower unless Lender receives a written statement of exception from Borrower within 10 days after such statement is furnished.
RIGHT OF SET OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set off any amount due and payable under this Note, whether matured or unmatured, against any amount owing by Lender to Borrower including any or all of Borrower’s accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of setoff may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower of such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant.
DISHONORED ITEM FEE. If Borrower makes a payment on the loan with a cheek or preauthorized charge which is later dishonored, a fee in the amount of $25.00 will be charged.
DEFAULT. Upon the occurrence of any one of the following events (each, an “Event of Default” or “default” or “event of default”), Lender’s obligations, if any, to make any advances will, at Lender’s option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Note to be immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Note or any other agreement: (a) Borrower’s failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Note or any other agreement, security agreement executed in connection with this Note (individually, a “Loan Document” and collectively, the “Loan Documents”); (c) any default by Borrower under the terms of any other loan agreement, security agreement, mortgage or other document in favor of Lender; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is generally not paying Borrower’s debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower’s property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower’s business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Loan Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any agreement or instrument with or in favor of Lender entered into or delivered in connection with the Loan terminates, attempts to terminate or defaults under any such agreement or instrument; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower.
OTHER APPLICABLE AGREEMENTS. If this Note is secured by a security agreement, mortgage, deed of trust, trust deed, security deed or loan agreement of even or previous date, it is subject to all the terms thereof.
GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.
JOINT AND SEVERAL LIABILITY. If permitted by law, each Borrower executing this Note is jointly and severally bound.
SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Note is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Note without invalidating the remainder of either the affected provision or this Note.
SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Note shall be binding on all heirs, executors, administrators, assigns and successors of Borrower.
ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Note or any of its rights and powers under this Note without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Note or any benefit accruing to it hereunder without the express written consent of the Lender.
ORAL AGREEMENTS DISCLAIMER. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
GOVERNING LAW. This Note is governed by the laws of the state of Alabama except to the extent that federal law controls.
HEADING AND GENDER. The headings preceding text in this Note are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Note shall be construed to be of such gender or number as the circumstances require.
ATTORNEYS’ FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Note, Borrower agrees to pay all of the costs of the Lender in connection therewith, including reasonable attorneys’ fees, to the extent permitted by law.
WAIVER OF JURY TRIAL. All parties to this Note hereby waive, to the fullest extent permitted by law, any right to trial by jury with respect to any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Note or any other instrument, document, or agreement executed or delivered in connection herewith or the transaction related hereto.
By signing this Note, Borrower acknowledges reading, understanding, and agreeing to all its provisions. CAUTION — IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT.
Home Federal Savings Bank

/s/ Gary H. Anderson By: Gary H. Anderson	2/6/07 Date	/s/ Alfred J. Couch By: Alfred J. Couch	2/6/07 Date
Its: Organizer/Manager		Its: Organizer
/s/ James Bryan House By: James Bryan House	2/6/07 Date	/s/ Larry S. Bullock By: Larry S. Bullock	2/6/07 Date
Its: Organizer		Its: Organizer
/s/ Randall L. Crow By: Randall L. Crow	2/6/07 Date	/s/ William G. Ruppenthal By: William G. Ruppenthal	2/6/07 Date
Its: Organizer		Its: Organizer
/s/ Ricky Dale Davis By: Ricky Dale Davis	2/6/07 Date	/s/ Gary James Wytiaz By: Gary James Wytiaz	2/6/07 Date
Its: Organizer		Its: Organizer
/s/ Phillip J. Markert By: Phillip J. Markert	2/6/07 Date
Its: Organizer